UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 20, 2006

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13341	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 25, 2006, Titan Pharmaceuticals, Inc. (the “Company”) announced the initiation of a randomized, double-blind, placebo-controlled, multi-center Phase III clinical study of Probuphine in the treatment of opioid dependence. The study is part of a registration directed program intended to obtain marketing approval of Probuphine for the treatment of opioid addiction in Europe and the U.S. In conjunction with the launch of its Phase III program in Probuphine, the Company has determined to focus its resources on the Phase III development of Probuphine and will immediately discontinue further enrollment in its Phase II study of DITPA in congestive heart failure.

In addition to the Company’s discontinuation of its Phase II clinical study in congestive heart failure, the Department of Veteran’s Affairs will discontinue its Cooperative Studies Program Phase II study in congestive heart failure patients.

A copy of the press release dated October 25, 2006 announcing the initiation of a Phase III clinical study of Probuphine in the treatment of opioid dependence and the discontinuance of the DITPA studies in congestive heart failure is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated October 25, 2006

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

	By:	/s/ Robert E. Farrell
Robert E. Farrell, Chief Financial Officer
Dated: October 25, 2006

3

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated October 25, 2006